UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VAPOTHERM, INC.

(Name of Registrant as Specified in Its Charter)

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VAPOTHERM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2021

We are pleased to notify you that we will hold the 2021 annual meeting of our stockholders on June 22, 2021, at 10:00 a.m., Eastern Time, at our corporate offices located at 100 Domain Drive, Exeter, NH 03833 for the following purposes:

1.	To elect two directors, each to serve until the 2024 annual meeting of our stockholders;

2.	To approve, on an advisory (non-binding) basis, our executive compensation;

3.	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Our Board of Directors has established the close of business on April 26, 2021 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (in person or by legally-appointed proxy) if our stock records show that you owned our common stock at that time. A stockholder list will be made available at our principal executive offices during ordinary business hours beginning June 11, 2021, for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting.

Due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our directors, employees and stockholders, please note the following:

•	We plan to impose social distancing, non-stockholder attendance limitations and other safety protocols in accordance with federal, state and local guidance.

•	We will not be serving refreshments in connection with the annual meeting.

•	We do not intend to have a presentation concerning our 2020 results or 2021 outlook.

•	We expect that the official business meeting will last no more than 15-20 minutes.

In addition, as part of our precautions regarding COVID-19, we are planning for the possibility that the annual meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at www.vapotherm.com and filed with the Securities and Exchange Commission as additional proxy materials.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Vapotherm, Inc.

VAPOTHERM, INC.

James A. Lightman
Senior Vice President, General Counsel and Secretary

April 29, 2021

Exeter, New Hampshire

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

VAPOTHERM, INC.

TO BE HELD JUNE 22, 2021

INTRODUCTION

The Board of Directors of Vapotherm, Inc. is soliciting proxies from stockholders for its use at the 2021 annual meeting of stockholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on June 22, 2021, at 10:00 a.m., Eastern Time, at our corporate offices located at 100 Domain Drive, Exeter, NH 03833.

To improve readability, Vapotherm, Inc., which has prepared this proxy statement, will sometimes speak in this document in the first-person (using words such as “we,” “our” or “us”) and will address its stockholders using second-person words (such as “you” or “your”). We will also sometimes refer to Vapotherm, Inc., as “Vapotherm” or “the Company.” References to the Board of Directors of the Company in this proxy statement may be shortened to “our Board.” References to the “annual meeting” or “meeting” mean the 2021 annual meeting of our stockholders.

This proxy statement relates to the solicitation of proxies by our Board for use at the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to all of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 29, 2021, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 annual meeting of stockholders and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail. The proxy statement and our 2020 annual report can be accessed directly at the following Internet address: www.proxydocs.com/VAPO.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which include our audited financial statements, are available for viewing, printing and downloading at http://investors.vapotherm.com/ under the Investors/Financials page. Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Important Notice Regarding the Availability of Proxy Materials or by sending a written request to: Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833, Attention: Senior Vice President, General Counsel and Secretary.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

The purposes of the annual meeting are:

1.	To elect two directors, each to serve until the 2024 annual meeting of our stockholders;

2.	To approve, on an advisory (non-binding) basis, our executive compensation;

3.	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting.

Meeting Location

The annual meeting will be held at our corporate offices located at 100 Domain Drive, Exeter, NH 03833. Due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our directors, employees and stockholders, please note the following:

•	We plan to impose social distancing, non-stockholder attendance limitations and other safety protocols in accordance with federal, state and local guidance.

•	We will not be serving refreshments in connection with the annual meeting.

•	We do not intend to have a presentation concerning our 2020 results or 2021 outlook.

•	We expect that the official business meeting will last no more than 15-20 minutes.

In addition, as part of our precautions regarding COVID-19, we are planning for the possibility that the annual meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at www.vapotherm.com and filed with the Securities and Exchange Commission as additional proxy materials.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on April 26, 2021 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our common stock at that time. As of this record date, 25,912,438 shares of our common stock were issued and outstanding, held by approximately 139 stockholders of record. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.

Voting Shares That You Hold In Your Name

You have four choices:

•

VOTE BY INTERNET – http://www.proxypush.com/VAPO. Use the Internet to transmit your voting instructions up until 10:00 a.m. Eastern Time on June 22, 2021. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

•

VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Mediant Communications P.O. Box 8016 Cary, NC 27512-9903.

•

VOTE BY PHONE – Use a touch tone phone by calling the toll-free number (866) 229-4366 to transmit your voting instructions up until 10:00 A.M. Eastern Time on June 22, 2021. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

•

IN PERSON AT THE ANNUAL MEETING – If you attend the annual meeting, be sure to bring a form of personal photo identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the annual meeting.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

Similarly, employees of Vapotherm who have exercised options and are holding shares at Shareworks will receive a voting instruction form to direct Shareworks on how to vote their shares. These voting instructions need to be submitted by 11:59 p.m. Eastern Time on June 17, 2021.

If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposals 1, 2 and 3 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 4. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposals 1, 2 and 3 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares.

Your Voting Options on Each of the Proposals

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals, other than the proposal to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on our executive compensation, where you may vote for a frequency of every “ONE YEAR,” “TWO YEARS” or “THREE YEARS” (Proposal 3 on the proxy card).

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

•	FOR the election as director of each of the two individuals named as a nominee in this proxy statement (Proposal 1 on the proxy card);

•	FOR the approval, on an advisory (non-binding) basis, of our executive compensation (Proposal 2 on the proxy card);

•	ONE YEAR, on an advisory (non-binding) basis, for the frequency of future advisory votes on executive compensation (Proposal 3 on the proxy card); and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 4 on the proxy card).

If any other matter is properly brought before the annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

It is proposed that two positions on our Board be filled by a vote of the stockholders at the annual meeting. As this is an uncontested election of directors, each of the two director nominees must receive the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at the annual meeting. Under our Amended and Restated Bylaws (“Bylaws”), this means the number of votes cast “for” such nominee’s election must exceed the number of votes cast against such nominee’s election, with abstentions and broker non-votes not counted as votes cast either “for” or “against” any nominee. Therefore, abstentions and broker non-votes will not affect the outcome of the vote in the election of directors.

A majority of the votes cast at the meeting will approve: (i) the proposal to approve, on an advisory (non-binding) basis, our executive compensation; (ii) the proposal to ratify the appointment of Grant Thornton LLP; and (iii) all other matters that arise at the annual meeting. Abstentions and broker non-votes as to any of these proposals will not be considered to be votes that have been “cast” on that proposal and therefore will not affect the outcome of the vote on these proposals.

The choice of frequency that receives the greatest number of votes will be considered the preference of our stockholders with respect to the proposal to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

While abstentions and broker non-votes will not affect the outcome of the votes in the election of directors or on the other proposals, they are included in the number of shares present at the meeting for purposes of determining the presence of a quorum, which must exist to hold the meeting and vote on the proposals.

Please note, however, that because the votes on: (i) our executive compensation; (ii) the frequency of future advisory votes on executive compensation; and (iii) the ratification of the appointment of Grant Thornton LLP are advisory in nature, the results of these votes will not be binding upon our Board or its committees.

Quorum

Delaware law provides that any stockholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Delaware law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.

A majority of the outstanding shares of common stock entitled to vote at this meeting, present either in person or by proxy, will constitute a quorum for all purposes at the meeting. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Shares held of record by stockholders who (in person or by proxy) abstain from voting on any or all proposals (and shares represented by broker non-votes) will be included in the number of shares present at the meeting for purposes of determining the presence of a quorum.

Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the four numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at our annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our Tenth Amended and Restated Certificate of Incorporation, as amended (“Charter”), or Bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with the proxy holder’s discretion and judgment.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by voting in person at the meeting or by giving written notice to our Senior Vice President, General Counsel and Secretary. If a stockholder of record has voted via the Internet, such stockholder may also change that vote with a timely and valid later Internet vote or by voting in person at the meeting. If a stockholder of record has voted by phone, such stockholder may also change that vote with a timely and valid later phone vote or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Senior Vice President, General Counsel and Secretary before the proxy is exercised or the stockholder votes in person at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Size and Structure

Our Charter provides that our Board shall consist of not less than three nor more than 15 directors, with the exact number determined from time to time by resolution of our Board. Our Board currently consists of seven directors. Our Board has fixed the number of directors at eight, effective as of the date of the annual meeting.

In accordance with the terms of our Charter and Bylaws, our Board is divided into three classes, Class I, Class, II, and Class III, with members of each class serving staggered three-year terms. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting. The current classification of our Board is:

Class I – Terms expiring at the 2022 annual meeting:	Joseph Army, James Liken, and Elizabeth Weatherman

Class II – Terms expiring at the 2023 annual meeting:	Anthony Arnerich, Lance Berry, and Donald Spence

Class III – Terms expiring at this annual meeting:	Marina Hahn

Board Nominees

Marina Hahn, a current Class III director, is not standing for re-election at this year’s annual meeting. Ms. Hahn will continue to serve as a director of the Company until the annual meeting. Our Board thanks Ms. Hahn for her dedicated service as a Board member.

Our Board, on the recommendation of its Nominating and Corporate Governance Committee, has nominated two new directors for election as Class III directors at this year’s annual meeting: Lori Knowles and Mary Beth Moynihan. If elected, each of these two nominees will serve on our Board until the 2024 annual meeting, or until such director’s successor is duly elected and qualified in accordance with our Charter and Bylaws.

Information Regarding our Board Nominees and Continuing Directors

The following table sets forth as of April 15, 2021 the name, age and position of each current director, Board nominee and each continuing director:

Name	Age	Position
James Liken(1)(4)	71	Chairman of the Board
Joseph Army	57	President and Chief Executive Officer, Director
Anthony Arnerich(1)(3)(4)	71	Director
Lance Berry(1)(2)	48	Director
Marina Hahn(1)(3)	63	Director
Donald Spence(1)(2)(3)(4)	67	Director
Elizabeth Weatherman(1)(2)	61	Director
Lori Knowles(1)	51	Director Nominee
Mary Beth Moynihan(1)	54	Director Nominee

(1)	Independent Director
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Corporate Governance Committee

Additional Information Regarding our Board Nominees and Continuing Directors

Below is certain information concerning our Board’s nominees for election at this year’s annual meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the annual meeting. The biographies of each of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the person should be elected (or should continue to serve even if not standing for election) as a director of the Company.

Elsewhere in this proxy statement you will find information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our Audit, Compensation and Nominating and Corporate Governance Committees (see “Corporate Governance”), the shares of our common stock that are beneficially owned by each of our director nominees and directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.

Nominees for Election at this Annual Meeting with Terms to Expire at the 2024 Annual Meeting

Lori Knowles is a new director nominee standing for election for the first time. Ms. Knowles, a senior healthcare executive with more than 25 years of experience in human resources and healthcare operations, has served as Senior Vice President and Chief Human Resources Officer at Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, since August 2016. From September 2011 to August 2016, Ms. Knowles served as Vice President of Human Resources at Memorial Hermann Health. Ms. Knowles has served as a facilitator for the Texas Institute for Health Policy Research, a public health institute that seeks to find preventive solutions that improve the health of Texans. In addition, Ms. Knowles serves on Human Resources Advisory boards for the University of Houston and Rice University, as well as the Higher Education Committee of the Greater Houston Partnership. She also serves as the President of the Houston Healthcare HR Association (HHHRA). Prior to joining Memorial Hermann, Lori was the Chief Operating Officer at RediClinic, a retail health company, from October 2007 to March 2011, and Vice President, Human Resources of RediClinic from October 2007 to October 2008. Throughout her career, Ms. Knowles has held several Human Resource roles at other notable health systems in Texas including: The University of Texas Medical Branch (UTMB), Shriners Hospitals for Children, and Tenet Healthcare. Ms. Knowles holds an undergraduate degree in Psychology and a Master’s Degree in Organizational Management as well as an executive leadership certification from Rice University. We believe Ms. Knowles’s extensive experience in leadership development and mergers and acquisitions and leadership experience in all functions of Human Resources, including talent acquisition, succession planning, benefits, compensation, employee relations and organizational training and development, qualify her to serve on the Board.

Mary Beth Moynihan is a new director nominee standing for election for the first time. Ms. Moynihan currently serves as Senior Vice President of Corporate Marketing and Market Access at Boston Scientific Corporation, a medical technology company, a position she has held since August 2016. Prior to that position, she previously served as Senior Vice President of Enterprise Strategy and Marketing from September 2012 to July 2016, Vice President of Corporate Strategic Planning and Research from May 2010 to August 2012, Vice President of Business Development – Cardiovascular Businesses from 2007 to 2010, Director of Business Development – Cardiovascular Businesses from 2006 to 2007, and from 1997 to 2005 held various positions of increasing responsibility in Product Marketing – Peripheral Interventions, most recently as Director of Product Marketing. Ms. Moynihan additionally founded and chairs the Global Marketing Executive Board at Boston Scientific Corporation, a position she has held since 2016. Prior to her employment at Boston Scientific Corporation, Ms. Moynihan was employed by Braxton Associates, a strategy division of Deloitte & Touche, from 1994 to 1997. She is a founding board member of MedExecWomen, an organization focused on empowering female executives to accelerate the positive impact of medical devices and diagnostics globally, and has served as a director since October 2018. She has also served as a senior advisor to Boston Scientific’s Global Digital Enablement Team since November 2020. Ms. Moynihan received a BA in Economics and Mathematics from Williams College and holds an MBA from the Wharton School at the University of Pennsylvania. We believe Ms. Moynihan’s significant experience working for a global medical technology company qualifies her to serve on the Board.

Continuing Directors of the Class with Terms Expiring at the 2022 Annual Meeting

Joseph Army has served as President, Chief Executive Officer and as a member of our Board since June 2012. Prior to joining Vapotherm, Mr. Army served as President and Chief Executive Officer of Salient Surgical Technologies, Inc. (formerly TissueLink Medical, Inc.), or Salient, a surgical device company, since 2007. He first joined Salient in 1999 as Chief Financial Officer and Vice President of Finance. Prior to his time at Salient, he held various positions including Vice President of Finance and Supply Chain Operations for Westaim Biomedical, an investment company, from 1998 to 1999 and strategy consultant for Coopers & Lybrand LLP, an accounting firm, from 1991 to 1997. Mr. Army holds an MBA in finance from The Wharton School and a BA in history from the University of Rhode Island. He is certified in production and inventory management and is a certified public accountant (inactive status). We believe Mr. Army’s knowledge of the Vapotherm business and his leadership experience at other organizations qualify him to serve on our Board.

James Liken has served as a member of our Board since May 2010 and as Board Chairman since October 2012. From 2003 to 2008, Mr. Liken served as Vice Chairman of Respironics, Inc., now Philips Respironics, a medical supply company. From 1999 through 2003, Mr. Liken served as President and Chief Executive Officer of Respironics. Before joining Respironics, he was owner of Liken Home Medical, Inc., a regional provider of home respiratory services. Mr. Liken has been active in the home medical business since 1976, serving in management and ownership capacities for several predecessor companies. He previously served on the board of the National Association of Medical Equipment Services from 1980 to 2003, serving as chairman of the organization on two separate occasions. We believe Mr. Liken’s experience leading and managing medical technology companies, as well as his board experience, qualify him to serve on our Board.

Elizabeth Weatherman has served as a member of our Board since October 2017. Ms. Weatherman has served as a Special Limited Partner of Warburg Pincus, a private equity firm, since January 2016. She joined Warburg Pincus in 1988. She served as a member of the Executive Management Group from 2001 to 2016 and led the firm’s Healthcare Group from 2008 to January 2015. Ms. Weatherman currently serves on the board of directors of Nevro Corp. and Silk Road Medical, Inc., all publicly held companies and previously served on the board of directors of Wright Medical Group, N.V. She serves on the Advisory Council of the Stanford Graduate School of Business, as a trustee and Vice Chair of the Investment Committee of Mount Holyoke College, and a trustee of Saint Ann’s School in Brooklyn, NY. Ms. Weatherman received a BA in English, summa cum laude, and Phi Beta Kappa from Mount Holyoke College and holds an MBA from the Stanford Graduate School of Business. We believe Ms. Weatherman’s healthcare investment knowledge, as well as her board experience, qualify her to serve on our Board.

Continuing Directors of the Class with Terms Expiring at the 2023 Annual Meeting

Anthony Arnerich has served as a member of our Board since April 2013. Mr. Arnerich has served as a Managing Director of 3x5 Partners, LLC, a venture capital firm, since 2011 and has previously served as Chief Executive Officer and Chief Investment Officer of Arnerich Massena, an investment advisory firm, from 1991 to 2020. His experience in the investment industry spans more than 30 years, during which he served as an investment executive and helped found the Investment Management Consulting Group of Dain Bosworth. Mr. Arnerich earned a BA degree from Santa Clara University. We believe Mr. Arnerich’s healthcare investment knowledge, as well as his board experience, qualify him to serve on our Board.

Lance Berry has served as a member of our Board since January 2020. Mr. Berry served as Executive Vice President, Chief Financial and Operations Officer of Wright Medical Group N.V., a medical device company, from January 2019 to November 2020, when Wright Medical was acquired by Stryker Corporation. Prior to January 2019, Mr. Berry served as Senior Vice President and Chief Financial Officer of Wright Medical Group N.V. since October 2015 and served as Senior Vice President and Chief Financial Officer of Wright Medical Group, Inc. from December 2009 to October 2015. He also served as a Vice President of Wright Medical Group, Inc. from 2004 to December 2009 and Corporate Controller from 2002 to December 2009. Prior to Wright, he was an accountant in the auditing division of Arthur Andersen, LLP, an accounting firm, from 1995 to 2002, where he held various positions of increasing responsibility, most recently as Audit Manager, and his clients consisted primarily of multinational and public companies. Mr. Berry currently also serves on the board of directors at Priveterra Acquisition Corp., a publicly held Nasdaq-listed special purpose acquisition company focused initially on acquiring a medical technology company in the healthcare industry. Mr. Berry earned a Bachelors of Accounting and a Masters of Accounting from the University of Mississippi. Mr. Berry is a certified public accountant (inactive status). We believe Mr. Berry’s extensive financial and accounting experience and expertise, as well as his experience leading and managing a medical technology company as Chief Financial and Operations Officer, qualify him to serve on our Board.

Donald Spence has served as a member of our Board since October 2020. Mr. Spence served as President and Chief Executive Officer of Ebb Therapeutics, a sleep technology company, beginning in 2017 and retiring from the role in August 2019. Prior to joining Ebb, Mr. Spence was the Chairman and Chief Executive Officer at Lake Region Medical, a medical equipment and supplies manufacturer, where he worked from 2010 to 2015. Mr. Spence previously served as the Chief Executive Officer of Philips Respironics, formerly Respironics Inc., a medical supply company, from 2005 to 2010, where he was responsible for Philips Home Healthcare Solutions and integrating Respironics into Philips. Mr. Spence also has held a number of executive leadership roles within medical technology companies, including BOC Group, PLC – Datex Ohmeda Medical Systems, a medical device company. Mr. Spence currently serves on the Board of Directors of Integer Holdings Corporation and Linguaflex. Mr. Spence earned his B.A. in Economics from Michigan State University and his M.A. in Economics from Central Michigan University. We believe Mr. Spence’s experience leading and managing medical technology companies, as well as his experience serving on the board of directors of other companies, qualify him to serve on our Board.

Required Vote of Stockholders

As this is an uncontested election of directors, each of the two director nominees must receive the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at the annual meeting. Under our Bylaws, this means the number of votes cast “for” such nominee’s election must exceed the number of votes cast against such nominee’s election, with abstentions and broker non-votes not counted as votes cast either “for” or “against” any nominee. Therefore, abstentions and broker non-votes will not affect the outcome of the vote in the election of directors.

Board Recommendation

Our Board unanimously recommends a vote FOR the election of the two nominees named above.

Our Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

CORPORATE GOVERNANCE

Governance Best Practices

We maintain several governance best practices, including the following:

✓	Over 85% of directors are independent	✓	Annual say-on-pay vote

✓	Independent Board Chairman	✓	No stock option repricing

✓	Majority vote standard for uncontested director elections	✓	Hedging and pledging prohibitions

✓	Three of eight directors after the annual meeting are female	✓	No poison pill

✓	Annual Board evaluation process	✓	Single class of stock outstanding

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and Board committee structures and responsibilities. Among the topics addressed in our Corporate Governance Guidelines are:

•  Role of the Board

•  Board size

•  Selection of new directors

•  Board membership criteria

•  Director independence

•  Chairperson of the Board

•  Lead director

•  No director term limits

•  No mandatory director retirement policy

•  Board compensation policy and stock ownership

•  Board and Board committee self-evaluations

•  Board meeting agendas, materials and presentation

•  Board meeting participation

•  Board access to management and employees

•  Board access to independent advisors

•  Non-management director meetings

•  Board committees

•  Board committee assignments and service terms

•  Board committee meetings and agendas

•  CEO evaluations

•  Succession planning and management development

•  Orientation and continuing education

•  Interaction with institutional investors, press, etc.

From time to time, our Board, upon recommendation of the Nominating and Corporate Governance Committee, reviews and updates the Corporate Governance Guidelines as it deems necessary and appropriate. The Corporate Governance Guidelines are available in the Investors/Governance Documents section of our website located at www.vapotherm.com.

Board Leadership Structure

Our Board is currently led by its Chairman, Mr. Liken. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence

Our Board currently consists of seven members. Our Board has determined that all of our current directors, other than Mr. Army, are independent directors in accordance with the listing standards of The New York Stock Exchange, or the NYSE. Our Board has also determined that each of our two director nominees, Lori Knowles and Mary Beth Moynihan, if elected to our Board would be an independent director under the NYSE listing standards. Under the NYSE listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the NYSE listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Mr. Arnerich, Mr. Berry, Ms. Hahn, Mr. Liken, Mr. Spence, or Ms. Weatherman, representing six of our current seven directors as of the date of this proxy statement, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NYSE listing standards. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director and the relationship of certain non-employee directors with certain of our significant stockholders.

Role of Board in Risk Oversight Process

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and risks associated with our information technology systems (including cybersecurity). The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. In addition, with respect to other risks that arise from time to time, our Board oversees those as well. For example, during 2020, our Board received regular updates from the Company’s management and outside advisers regarding the risks and impact of the COVID-19 pandemic on the Company’s business, employees, customers and suppliers. Our Board believes its administration of its risk oversight function has not negatively affected the leadership structure of our Board of Directors.

Committees and Attendance

Our Board held six meetings during 2020. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of our Board on which he or she served (held during the period that such director served).

In addition to regular meetings of our Board, the Company’s non-management directors meet in executive sessions without management participation.

Our Board has established three standing committees – Audit, Compensation and Nominating and Corporate Governance – each of which operates under a charter that has been approved by our Board. The charters for each committee are available under the Investors/Governance Documents page on our website at www.vapotherm.com. Each of these committees has the composition described in the table below and the responsibilities described in the sections below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James Liken	—	—	Chair
Joseph Army	—	—	—
Anthony Arnerich	—	Ö	Ö
Lance Berry	Chair	—	—
Marina Hahn	—	Ö	—
Donald Spence	Ö	Chair	Ö
Elizabeth Weatherman	Ö	—	—

In addition, our Board may establish other committees from time to time. During 2020, our Board maintained a Finance Committee comprised of Mr. Berry, Ms. Weatherman and former Board member, Geoff Pardo. Ms. Weatherman served as Chair of the Finance Committee, which has since disbanded. During 2020, the Board also created a Strategic Transactions Committee, comprised solely of Ms. Weatherman.

After the annual meeting, our Board will make a determination regarding the Board committees on which our two director nominees, Ms. Knowles and Ms. Moynihan, will serve.

Audit Committee

Mr. Berry, Mr. Spence and Ms. Weatherman comprise our Audit Committee. Mr. Berry serves as the Audit Committee Chair. During 2020, prior to their resignation, Neal Armstrong, a former Board member, served as a member and Chair of the Audit Committee and Geoff Pardo, a former Board member, served as a member of the Audit Committee.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the NYSE. Our Board has affirmatively determined that Mr. Berry, Mr. Spence and Ms. Weatherman meet the definition of “independent director” under Rule 10A-3 of the Exchange Act and the NYSE listing standards for purposes of serving on the Audit Committee. In addition, our Board has determined that Mr. Berry qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial management expertise and financial sophistication under the NYSE listing standards.

The purposes of the Audit Committee are to appoint, oversee and replace, if necessary, our independent registered public accounting firm, and assist our Board with its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements related to financial reporting, auditing or accounting, (iii) the qualifications and independence of our independent registered public accounting firm, and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is responsible for, among other things:

•

evaluating, determining the selection of and, if necessary, determining the replacement or rotation of our independent registered public accounting firm, the lead audit partner and any other active audit engagement team;

•	approving or pre-approving all auditing services and all permitted non-audit services by our independent registered public accounting firm and pre-approving the related fees;

•	reviewing the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

•

reviewing and discussing with management and our independent registered public accounting firm the results of our annual audit, our annual and quarterly financial statements and our publicly filed reports;

•

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matter, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	assisting our Board in its oversight of risk and overseeing the integrity of our information technology systems, processes and data.

The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter. During the year ended December 31, 2020, the Audit Committee met six times. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.”

Compensation Committee

Mr. Spence, Mr. Arnerich and Ms. Hahn comprise our Compensation Committee. Mr. Spence serves as the Compensation Committee Chair. During 2020, prior to his resignation, Craig Reynolds, a former Board member, served as a member and Chair of the Compensation Committee. Our Board has determined that Mr. Arnerich, Ms. Hahn and Mr. Spence meet the definition of “independent director” under the NYSE listing standards for purposes of serving on the Compensation Committee and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act.

The purposes of the Compensation Committee are to assist our Board in fulfilling its responsibilities relating to the general oversight of the compensation and benefits of our executive officers, employees and directors and to administer our executive officer incentive compensation and equity-based compensation plans. The Compensation Committee is responsible for, among other things:

•	reviewing and establishing our overall executive officer compensation and benefits philosophy;

•

reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers and evaluating the performance of our chief executive officer and other executive officers in light of those goals and objectives;

•	approving compensation of our chief executive officer and other executive officers based on its evaluations;

•	making recommendations to our Board regarding non-employee director compensation;

•

reviewing and administering our equity-based compensation plans, including grants of equity-based awards thereunder, and making recommendations to our Board regarding amendments to such plans or the adoption of any new equity-based compensation, and executive officer incentive plans;

•	reviewing and approving all executive officer employment contracts and other compensatory, severance and change-in-control arrangements for current and former executive officers; and

•	reviewing our incentive compensation policies, practices and arrangements to determine whether they encourage excessive risk-taking.

The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. During the year ended December 31, 2020, the Compensation Committee met seven times.

Nominating and Corporate Governance Committee

Mr. Liken, Mr. Arnerich and Mr. Spence comprise our Nominating and Corporate Governance Committee. Mr. Liken serves as the Nominating and Corporate Governance Committee Chair. During 2020, prior to his resignation, Mr. Reynolds served as a member of the Nominating and Corporate Governance Committee.

Our Board has determined that Mr. Arnerich and Mr. Liken are independent under the NYSE listing standards.

The purposes of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become Board and committee members; (ii) recommend to the Board director nominees; (iii) develop and recommend to the Board a set of corporate governance principles; and (iv) oversee the evaluation of the Board and its dealings with management as well as Board committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying new Board members and recommending director nominees, including the class on which such nominees should serve;

•	establishing policies under which stockholders may recommend director candidates to the Nominating and Corporate Governance Committee;

•	reviewing and recommending Board committee composition;

•	reviewing and recommending changes to the Corporate Governance Guidelines;

•	reviewing our Board practices and policies, including retirement policies, Board size, non-employee director service, meeting frequency, and other items;

•	recommending to the Board processes for annual evaluations of the performance of the chief executive officer, the Board and Board committees;

•	reviewing policies with respect to significant issues of corporate public responsibility;

•	considering and reporting to our Board any questions of possible conflicts of interest of Board members;

•

overseeing our compliance efforts with respect to our legal, regulatory, and quality systems requirements and ethical programs, including our Code of Business Conduct and Ethics, other than with respect to legal and regulatory matters relating to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, which are within the purview of the Audit Committee;

•	overseeing and maintenance and presentation to the Board of management’s plans for senior management succession.

The Nominating and Corporate Governance Committee reviews and evaluates, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter. During the year ended December 31, 2020, the Nominating and Corporate Governance Committee met five times.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics entitled our Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Investors/Governance Documents page of our website, www.vapotherm.com. In addition, we will post on our website all other disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Director Nomination Process

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee expects every nominee to have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. We also value experience on other public company boards of directors and board committees.

The biography for each of the director nominees included herein indicates such nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board to conclude such director nominee should be elected as a director of our Company. Our Nominating and Corporate Governance Committee and our Board believe that each of the director nominees has the individual attributes and characteristics required of a director, and the nominees and our continuing directors as a group possess the skill sets and specific experience desired of our Board as a whole.

Our Board has a strong commitment to diversity and inclusion in all aspects of our business. Our Board and Nominating and Corporate Governance Committee believe that diversely skilled, experienced and highly qualified board members foster a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and success of the Company. Accordingly, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, through the nomination process, it seeks to promote Board membership that reflects diversity, factoring in gender, race, ethnicity, age, differences in professional background, education, skill, experience and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The Nominating and Corporate Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of them. Assuming the election of the two director nominees at the annual meeting, three of our eight directors will be female.

Our Nominating and Corporate Governance Committee will consider director candidates recommended to it by our stockholders. Those candidates must be qualified and exhibit the experience and expertise required of our Board’s own pool of candidates, as well as have an interest in our business, and demonstrate the ability to attend and prepare for Board, committee, and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board. Candidates should represent the interests of all stockholders and not those of a special interest group. Our Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders using the same criteria it uses to evaluate candidates recommended by others as described above. Under our Charter and Bylaws, our stockholders may directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or reelection as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as such term is defined in the

Bylaws) or any of their respective affiliates or associates on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Bylaws. Such nomination information should be submitted to: Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833, Attention: Senior Vice President, General Counsel and Secretary. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. During the fourth quarter of 2020, we made no material changes to the procedures by which stockholders may recommend nominees to our Board as described in last year’s proxy statement.

Executive Compensation Process

As described in more detail above under “—Compensation Committee,” our Board has delegated to the Compensation Committee the responsibility, among other things, to review and approve corporate goals and objectives for our Chief Executive Officer and our other executive officers, evaluate performance in light of these goals and objectives and determine and approve, or recommend to the Board of Directors for approval, the compensation levels of our Chief Executive Officer and our other executive officers. Additionally, the Board has delegated to the Compensation Committee the responsibility of administering our equity-based compensation plans, executive officer incentive compensation plans and deferred compensation plans. Under the terms of its charter, the Compensation Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

Our Chief Executive Officer and Vice President, Human Resources assist the Compensation Committee in gathering compensation related data regarding our executive officers and making recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer. In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our Chief Executive Officer and Vice President, Human Resources and its independent compensation consultant, described in more detail below, but also considers other factors, such as its own views as to the form and amount of compensation to be paid, the achievement by the Company of pre-established performance objectives, the general performance of the Company and the individual officers, and other factors that may be relevant. Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of the Company.

The Compensation Committee has engaged Radford, which is part of the Rewards Solution practice at Aon plc, as its independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation comparisons;

•	compensation programs for our executives and directors; and

•	stock utilization and related metrics.

At the request of the Compensation Committee, Radford also provides the Compensation Committee with market salary data for our non-executive employees. When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation-related matters are discussed without the presence of management. Radford reports to the Compensation Committee and not to management, although Radford may meet with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the Compensation Committee considered the independence of Radford, taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the Compensation Committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The Compensation Committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in the NYSE listing standards promulgated pursuant to Section 10C of the Exchange Act.

Communication with Directors

Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors, Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833, Attention: Senior Vice President, General Counsel and Secretary. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable, by our Senior Vice President, General Counsel and Secretary. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Audit Committee Chair.

Director Attendance at Annual Meeting

We do not have a formal policy regarding director attendance at the annual meeting of stockholders. Last year, four of our directors attended our annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock as of April 15, 2021 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors (including the director nominees); and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of April 15, 2021 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each beneficial owner listed below is c/o Vapotherm, Inc. 100 Domain Drive, Exeter, NH 03833.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
	5% or Greater Stockholders:
Common Stock	Prescott General Managers LLC(1)	2,557,243	9.9%
Common Stock	Entities affiliated with 3x5 Partners LLC(2)	1,960,811	7.6%
Common Stock	Parian Global Management LP(3)	1,845,573	7.1%
Common Stock	Artisan Partners LP(4)	1,843,663	7.1%
Common Stock	Entities affiliated with Hound Partners, LLC(5)	1,797,009	6.9%
Common Stock	BlackRock, Inc.(6)	1,592,397	6.2%
	Directors, Director Nominees and Named Executive Officers:
Common Stock	Anthony Arnerich(2)(7)	1,993,326	7.7%
Common Stock	Joseph Army (8)	811,542	3.1%
Common Stock	Lance Berry(9)	7,216	*
Common Stock	Marina Hahn(10)	42,098	*
Common Stock	James Liken(11)	105,678	*
Common Stock	Donald Spence	399	*
Common Stock	Elizabeth Weatherman(12)	130,167	*
Common Stock	Lori Knowles	0	*
Common Stock	Mary Beth Moynihan	0	*
Common Stock	John Landry (13)	171,818	*
Common Stock	Gregoire Ramade(14)	102,854	*
Common Stock	All executive officers and directors as a group (9 persons)	3,365,098	12.8%

*	Less than one percent.
(1)	Based solely on information contained in the Schedule 13G/A filed with the SEC on February 16, 2021, Prescott Group Partners LLC (“PGP”), as the general partner of three private investment limited partnerships (including Prescott Associates, L.P.) (collectively, the “Partnerships”), may be deemed to share the power to vote or to direct the vote and to dispose or to direct the disposition of 2,557,243 shares held by the Partnerships. Prescott Associates, L.P. has the shared power to vote or to direct the vote and to dispose or direct the disposition of 1,695,268 shares. Prescott Investors Profit Sharing Trust has the sole power to vote or to direct the vote of and to dispose or to direct the disposition of 86,447 shares. Thomas W. Smith has the sole power to vote or to direct the vote of and to dispose or to direct the disposition of 450,000 shares held by Ridgeview Smith Investments LLC, a limited liability company established by Mr. Smith, the sole member of which is a revocable trust established by Mr. Smith for the benefit of his family. In his capacity as investment manager for certain managed accounts, Mr. Smith may be deemed to have the shared power to vote or to direct the vote of 194,950 shares and to dispose or to direct the disposition of 194,950 shares. Voting and investment authority over investment accounts established for the benefit of certain family members and friends of Mr. Smith is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the investment account. The mailing address for PGP, the Partnerships and Mr. Smith is 2200 Butts Road, Suite 320, Boca Raton, FL 33431.
(2)

Consists of (i) 1,350,587 shares held of record by Vapotherm Investors, LLC, (ii) 5,250 shares held by Arnerich 3x5 Special Opportunity Managers, L.P., and (iii) 604,974 shares held of record by 3x5 Partners Opportunity Fund, L.P. 3x5 Partners, LLC is the managing member of Vapotherm Investors, LLC and has voting and dispositive power of the shares held by Vapotherm Investors, LLC. 3x5 Partners, LLC is also a member of 3x5 Special Opportunity Managers, LLC, which is the general partner of 3x5 Special Opportunity Fund, L.P. and has voting and dispositive power of the shares held by 3x5 Special Opportunity Fund, L.P. Anthony Arnerich, a member of our Board of Directors, and Nicholas Walrod are the managing members of 3x5 Partners, LLC and, as a result, may be deemed to share voting and dispositive power over the shares held by Vapotherm Investors, LLC and 3x5 Special Opportunity Fund, L.P. Each of Messrs. Arnerich and Walrod disclaims beneficial ownership of such holdings except to the extent of their pecuniary interests therein. The mailing address of 3x5 Partners, LLC is 2540 NE Martin Luther King Jr. Blvd Portland, OR 97212. The mailing address of Vapotherm Investors, LLC, is 2540 NE Martin Luther King Jr. Blvd Portland, OR 97212. The mailing address of 3x5 Special Opportunity Fund, L.P. is 101 S. Hanley Road, Suite 1850, St. Louis, MO 63105.

(3)

Based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2021, represents 1,845,573 shares held of record by Parian Global Management LP as investment manager to private investment vehicles. CCZG LLC is the general partner of Parian Global Management LP, and Mr. Zachary Miller is the managing member of CCZG LLC. CCZG LLC and Zachary Miller disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The mailing address of the above person and entities is One Grand Central Place, 60 East 42nd Street, Suite 805, New York, NY 10165.

(4)

Based solely on information contained in the Schedule 13G filed with the SEC on February 10, 2021, Artisan Partners Limited Partnership (“APLP”), Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”) and Artisan Partners Asset Management Inc. (“APAM”), consists of 1,843,663 shares beneficially held by APLP, 1,540,934 shares for which APLP possesses shared voting power and 1,843,663 shares for which APLP possesses shared dispositive power. The principal business address for APLP, Artisan Investments, Artisan Holdings and APAM is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(5)

Based solely on information contained in the Schedule 13G/A filed with the SEC on behalf of Hound Partners, LLC and Jonathan Auerbach on February 16, 2021, Hound Partners, LLC and certain of its affiliates have shared voting and dispositive power with respect to all shares beneficially owned. The mailing address of Hound Partners, LLC and Jonathan Auerbach is 101 Park Avenue, 48th Floor, New York, NY 10178.

(6)

Based solely on information contained in a Schedule 13G of BlackRock, Inc., a parent holding company, filed with the SEC on February 2, 2021, BlackRock, Inc. has sole dispositive power with respect to 1,592,397 shares and sole voting power with respect to 1,571,977 shares. BlackRock, Inc. does not have shared voting or dispositive power over any of the shares. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

Includes 10,531 shares of common stock and options to purchase 19,000 shares of common stock that are exercisable within 60 days of April 15, 2021 held by Mr. Arnerich, individually, 2,984 shares of common stock held by Mr. Arnerich’s trust, and shares held by Vapotherm Investors, LLC and 3x5 Special Opportunity Fund, L.P. By virtue of the relationship described in footnote (2) above, Mr. Arnerich may be deemed to share beneficial ownership in the shares held by Vapotherm Investors, LLC and 3x5 Special Opportunity Fund, L.P. Mr. Arnerich disclaims beneficial ownership of shares referred to in footnote (2).

(8)

Includes 23,340 shares of unvested restricted stock as of April 15, 2021 that Mr. Army has the ability to vote, options held by Mr. Army to purchase 129,153 shares of common stock that are exercisable within 60 days of April 15, 2021 and options held by Mr. Army’s spouse to purchase 168 shares of common stock that are exercisable within 60 days of April 15, 2021. Mr. Army’s spouse is also an employee of the Company and holds options and restricted stock units.

(9)	Includes options to purchase 4,750 shares of common stock that are exercisable within 60 days of April 15, 2021.
(10)	Includes options to purchase 21,423 shares of common stock that are exercisable within 60 days of April 15, 2021.
(11)	Includes options to purchase 9,500 shares of common stock that are exercisable within 60 days of April 15, 2021.
(12)	Includes options to purchase 9,500 shares of common stock that are exercisable within 60 days of April 15, 2021.
(13)

Includes 4,258 shares of unvested restricted stock as of April 15, 2021 that Mr. Landry has the ability to vote, and options to purchase 54,309 shares of common stock that are exercisable within 60 days of April 15, 2021.

(14)	Includes options to purchase 92,140 shares of common stock that are exercisable within 60 days of April 15, 2021.

EXECUTIVE COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next two most highly-compensated executive officers in respect to their service to the Company for our fiscal year ended December 31, 2020. We refer to these three individuals as our named executive officers. For 2020, our named executive officers were:

•	Joseph Army, our President and Chief Executive Officer;

•	John Landry, our Senior Vice President and Chief Financial Officer; and

•	Gregoire Ramade, our Senior Vice President and Chief Commercial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2020 and, if applicable, 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Joseph Army,	2020	433,138	—	2,173,043	866,276	1,000	3,473,457
President and Chief Executive Officer	2019	400,000	—	2,403,981	200,000	500	3,004,481
John Landry,	2020	362,350	152,850	944,199	335,700	2,680	1,462,079
Senior Vice President and Chief Financial Officer(5)
Gregoire Ramade,	2020	265,260	72,840	394,304	491,486	94,522	1,318,412
Senior Vice President and Chief Commercial Officer(6)	2019	232,217	—	393,750	89,948	91,932	807,847

(1)

The amounts reported represent the aggregate grant date fair value of restricted stock unit awards granted in 2020 and 2019, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, disregarding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock unit awards reported in this column are set forth in Note 15 in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting costs for the stock awards, the accounting cost determined as of the grant date assuming 100% performance, and do not reflect the actual economic value that may be received by the named executive officers upon the vesting of the restricted stock unit awards or any sale of the underlying shares of common stock.

(2)

The amounts reported represent the aggregate grant date fair value of the performance- and time-based stock options granted in 2020 and 2019, calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column for 2020 are set forth in Note 15 in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. The assumptions used in calculating the grant date fair value of the stock options reported in this column for 2019 are set forth in Note 16 in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts reported in this column reflect the accounting costs for the time-based stock options or, for performance-based stock awards, the accounting cost determined as of the grant date assuming 100% performance, and do not reflect the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(3)

The amounts reported for Messrs. Army and Landry reflect annual bonus earned under our bonus plan and the amounts reported for Mr. Ramade reflect sales commissions earned with respect to the achievement of performance criteria under his commission plan, as described in additional detail under the heading “Narrative Disclosure to Summary Compensation Table – Annual Bonus and Commissions.” The bonuses for Messrs. Army and Landry were earned in the year indicated but paid in February of the following year. A portion of Mr. Ramade’s sales commissions for 2020 was paid in January 2021.

(4)

For fiscal 2020 the amounts reported reflect (i) 401(k) plan matching contributions of $1,000 for Messrs. Army and Landry, (ii) a mobile technology allowance in the amount of $1,680 for Mr. Landry, and (iii) for Mr. Ramade, a car allowance in the amount of $23,256, expenses incurred in connection with the use of a home office in the amount of $2,394, and an “inconvenience allowance” related to the use of his home office in the amount of $8,208, contributions to state-mandated health insurance schemes in the amount of $2,254, contributions to state-mandated death and disability insurance schemes in the amount of $7,208 and contributions to state-mandated pension schemes in the amount of $51,202.

(5)	Mr. Landry was not a named executive officer in 2019.
(6)

Mr. Ramade provides services to the Company in France and is paid in Euros. For purposes of this proxy statement, the compensation paid and payable to Mr. Ramade with respect to 2020 has been converted to U.S. dollars using the average 2020 foreign currency exchange rate of 1.14 U.S. dollars for 1.00 Euro, and with respect to 2019 has been converted to U.S. dollars using the average 2019 foreign currency exchange rate of 1.12 U.S. dollars for 1.00 Euro.

Narrative Disclosure to Summary Compensation Table

Base Salary

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for the named executive officers are reviewed annually by the Compensation Committee and typically increased each year to reflect cost-of-living adjustments and to bring them closer to our target positioning. In addition, base salaries may be increased in connection with a promotion. On July 1, 2020, Mr. Landry was promoted to Senior Vice President and Chief Financial Officer, and on September 1, 2020, Mr. Ramade was promoted to Senior Vice President and Chief Commercial Officer. Both of these named executive officers received base salary increases in connection with their promotions. Mr. Landry’s base salary increased from $351,700 to $373,000, effective July 1, 2020, and Mr. Ramade’s base salary increased from €239,637 to €265,000, effective September 1, 2020.

Annual Bonus and Commissions

With respect to 2020, each of Mr. Army and Mr. Landry was eligible to receive an annual bonus with a target bonus equal to 100%, in the case of Mr. Army, and 45%, in the case of Mr. Landry, of his annual base salary, with the actual amount of such bonus based on the achievement of revenue and gross margin goals, with a minimum performance trigger, as established by the Compensation Committee in December 2019. In January 2021, the Compensation Committee determined that both performance goals had been achieved at a maximum 200% of target payout level; and, therefore, each of Mr. Army and Mr. Landry received a bonus in an amount equal to 200% of his target bonus, or $866,276 in the case of Mr. Army and $326,167 in the case of Mr. Landry. Mr. Landry’s 2020 target bonus opportunity was prorated to reflect the increase in his base salary as a result of his promotion. These bonuses were paid in February 2021.

Mr. Ramade was eligible for quarterly sales commissions according to his 2020 commission plan. In 2020, Mr. Ramade was eligible to earn target commissions equal to an aggregate of €119,820, with the actual amount of such commissions based on the achievement of goals related to international capital and disposable revenue performance and international capital unit sales to the Company’s distributors as established by the Compensation Committee. In light of the significant overachievement on the revenue goals, the Compensation Committee determined to limit Mr. Ramade’s 2020 sales commissions to 250% of his annual target commissions, resulting in total commissions of €299,549 ($341,486 using the exchange rate conversion described in note (6) to the Summary Compensation Table above), but then to also pay him an additional US $150,000, one-half of which would be paid in February 2021 and the remainder upon the earlier of his December 2021 commission payments or achievement of his 2021 annual operating plan revenue target, contingent upon his active employment at the time of payment, which amount is included in the “Non-Equity Incentive Plan Compensation” column of the above Summary Compensation Table. The Compensation Committee also agreed to pay Mr. Ramade an additional US $150,000 if he achieves his 2021 commission plan and is an active employee at the time of payment, which amount is not included in the “Non-Equity Incentive Plan Compensation” column of the above Summary Compensation Table.

Agreements with our Named Executive Officers

We are party to an amended and restated employment agreement with Mr. Army, an offer letter with Mr. Landry and an amended employment agreement with Mr. Ramade. As described below, each of Messrs. Army, Landry and Ramade is subject to certain restrictive covenants with us.

On October 17, 2018, in connection with our initial public offering, we amended and restated Mr. Army’s employment agreement. This amended and restated employment agreement provides for “at will” employment and has no specific term. Under the agreement, Mr. Army was entitled to receive an annual base salary of $400,000, which was reviewed by the Compensation Committee at least annually and was subsequently increased to $433,138 in 2020. Mr. Army is eligible to receive an annual target bonus equal to 100% of his base salary as in effect at the beginning of the applicable calendar year, subject to the achievement of performance goals determined by the Compensation Committee. The amount, terms and conditions of any actual bonus will be determined by the Compensation Committee in its discretion and will be subject to, and payable in accordance with, the terms and conditions of our applicable bonus plan in effect from time to time.

In the event Mr. Army’s employment with us is terminated by us other than for “cause” or he resigns his employment for “good reason” (as such terms are defined in his agreement), provided Mr. Army timely executes a release of claims in favor of us and continues to comply with the restrictive covenants contained in his agreement related to our proprietary information and non-competition, non-solicitation, and non-disparagement, Mr. Army would be entitled to receive (i) continuing payments of his then-current annual base salary payable over 12 months, (ii) a prorated target bonus for the year of termination, payable over 12 months, and (iii) Company reimbursements for the difference between the monthly COBRA premium amount paid by Mr. Army for himself and his dependents and the monthly premium amount paid by similarly situated active executives for up to 12 months following termination. In addition to these severance payments, in the event Mr. Army’s employment with us is terminated by us other than for cause or he resigns for good reason within the period beginning three months prior to a “change in control” (as defined in his agreement) or within the 12 months following a change in control, all of Mr. Army’s equity incentive awards that were outstanding immediately prior to the change in control will become vested and exercisable (with any outstanding performance-based awards vesting at target) and, if no such termination has occurred during that 12-month period, all of Mr. Army’s equity incentive awards that were outstanding immediately prior to the change in control will become vested and exercisable on the one-year anniversary of the change in control (with any outstanding performance-based awards vesting at target). If any of the payments received or to be received by Mr. Army would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and would be subject to the related excise tax under Section 4999 of the Code, then Mr. Army would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

Mr. Army is also subject to restrictive covenants that include a prohibition on disclosing confidential information of ours during his employment with us and any time thereafter, a prohibition on soliciting our employees during his employment with us and for 12 months thereafter, and a non-competition provision during his employment with us and for 12 months thereafter.

On October 17, 2018, we entered into an offer letter with Mr. Landry. This offer letter provides for “at will” employment and has no specific term. The offer letter sets Mr. Landry’s initial annual base salary at $250,000 (which was subsequently increased to $373,000 in 2020). Mr. Landry is eligible to receive an annual discretionary performance bonus with a target of 45% of his base salary, as in effect from time to time, subject to the achievement of performance goals determined by the Compensation Committee. The amount, terms and conditions of any such bonus will be determined by the Compensation Committee in its discretion and will be subject to, and payable in accordance with, the terms and conditions of the Company’s applicable bonus plan in effect from time to time.

In the event Mr. Landry’s employment is terminated by us other than for “cause” or he resigns his employment for “good reason” (as such terms are defined in his offer letter), in each case, outside of the “change in control period” (as such term is defined in his offer letter), he would be entitled to receive (i) continuing payments of his then-current annual base salary payable over 12 months, (ii) a prorated bonus for the year of termination based on his actual performance, payable over 12 months, and (iii) Company reimbursements for the difference between the monthly COBRA premium amount paid by Mr. Landry for himself and his dependents and the monthly premium amount paid by similarly situated active executives for up to 12 months following termination. If such termination occurs during a change in control period, Mr. Landry is additionally eligible to receive (i) continuing payments of his then-current annual base salary payable over 12 months, (ii) a prorated target bonus for the year of termination, payable over 12 months, (iii) Company reimbursements for the difference between the monthly COBRA premium amount paid by Mr. Landry for himself and his dependents and the monthly premium amount paid by similarly situated active executives for up to 12 months following termination, and (iv) immediate vesting of all of his then-outstanding options to purchase our common stock and other equity-based awards. In each case, Mr. Landry would be required to sign and return to us an effective release of claims and to continue to comply with the confidentiality agreement. If any of the payments received or to be received by Mr. Landry would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then Mr. Landry would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

On March 14, 2016, we entered into an employment agreement with Mr. Ramade, which was amended on September 15, 2020. This employment agreement provides for “at will” employment and has no specific term. Under the amended employment agreement, Mr. Ramade is entitled to receive an annual base salary of €265,000. Additionally, Mr. Ramade is eligible to receive an “inconvenience allowance” related to the use of his home office in an amount of €7,200 per year, a monthly car allowance of €1,700, and monthly payments of €175 for home office expenses, as well as variable compensation of €299,549 at 100% of target. If Mr. Ramade should exceed the commission plan targets, he would earn additional commissions in accordance with the conditions and method of calculations as detailed in the commission plan. In the case of a partial year, the amount will be prorated based upon days worked. Mr. Ramade’s employment agreement also includes restrictive covenants, including an invention assignment provision and a prohibition on disclosing our confidential information during Mr. Ramade’s employment with us and for ten years thereafter. Mr. Ramade’s employment agreement also includes a prohibition on soliciting our employees during Mr. Ramade’s employment with us and for one year thereafter, and a non-competition provision during Mr. Ramade’s employment with us and for 12 months thereafter.

We have also entered into separate restrictive covenant agreements with each of Mr. Army and Mr. Landry, in addition to the covenants contained in Mr. Army’s amended and restated employment agreement with us. Each such agreement includes an invention assignment provision and a prohibition on disclosing confidential information of ours during the named executive officer’s employment with us and any time thereafter. The restrictive covenant agreement with Mr. Landry also includes a non-solicitation of employees and non-competition prohibitions during his employment with us and for one year thereafter.

Equity Compensation

Our named executive officers are eligible to receive equity-based compensation. During 2020, all of our named executive officers received annual grants and two of our named executive officers also received promotional grants. Prior to our initial public offering, all equity awards were granted under the Vapotherm, Inc. 2015 Stock Incentive Plan, or the 2015 Plan and, prior to adoption of our 2015 Plan, the Vapotherm, Inc. 2005 Stock Incentive Plan, or the 2005 Plan. In connection with our initial public offering, our Board of Directors adopted, and our stockholders approved, the Vapotherm, Inc. 2018 Equity Incentive Plan, or the 2018 Plan. Following its adoption, all equity-based awards have been granted under our 2018 Plan. For Mr. Ramade, equity-based awards have been granted under the France Subplan under our 2015 Plan or 2018 Plan, as applicable.

During 2020, each of our named executive officers was granted time-based stock options effective as of January 1, 2020, with 25% of the underlying shares eligible to vest on the first anniversary of the grant date and the remainder eligible to vest in equal monthly installments thereafter over the next three years. The exercise price of such options is $12.16 per share, which is equal to the closing sale price of our common stock on December 31, 2019, as reported by the NYSE, and the term of the options is ten years. The number of options granted to these officers was as follows: Mr. Army (182,650 options); Mr. Landry (79,550 options); and Mr. Ramade (32,700 options).

In addition, effective as of January 1, 2020, each of our named executive officers was granted performance-based stock options, the actual number of which was not ascertainable until determined by the Compensation Committee after completion of the one-year performance period based on the Company’s achievement of certain pre-determined performance goals for the year ended December 31, 2020. Once vested based on performance, the stock options would then be subject to additional time-based vesting, with 25% of the underlying shares eligible to vest on the date the Compensation Committee had determined achievement of the one-year performance goals and the remainder to vest in equal monthly installments thereafter over the next three years. The performance goals applicable to the performance-based stock options were certain worldwide revenue and gross margin goals for the year ended December 31, 2020, as measured on a weighted average basis, with 65% of the Company’s overall performance determined based on the achievement of the worldwide revenue goal and 35% based on the achievement of the worldwide gross margin goal. On January 20, 2021, the Compensation Committee determined based on 2020 performance that the performance goals were achieved at a 100% level, resulting in a total of 60,267 options for Mr. Army, 26,000 options for Mr. Landry and 11,375 options for Mr. Ramade being earned and eligible to time-vest, with the first 25% tranche vesting on that day and the remaining 75% to vest in 36 nearly equal monthly installments thereafter, subject to the named executive officer’s continuous employment or service to the Company through the applicable vesting date. The exercise price of such options is $12.16 per share, which is equal to the closing sale price of our common stock on December 31, 2019, as reported by the NYSE, and the term of the options is ten years.

On July 1, 2020, in connection with his promotion to Senior Vice President and Chief Financial Officer, Mr. Landry was granted 3,750 restricted stock units, each of which represents the contingent right to receive one share of our common stock and all of which will vest on the three-year anniversary of the grant date, subject to Mr. Landry’s continuous employment or service to the Company through such vesting date.

On September 1, 2020, in connection with his promotion to Senior Vice President and Chief Commercial Officer, Mr. Ramade was granted 2,400 restricted stock units, each of which represents the contingent right to receive one share of our common stock and all of which will vest on the three-year anniversary of the grant date, subject to his continuous employment or service to the Company through such vesting date.

For the 2021 annual officer equity grants which were effective as of January 1, 2021, the Company moved from a combination of time-based and performance-based stock options to a combination of time-based stock options and time-based restricted stock units. The stock options will vest with respect to 25% of the underlying shares on the first anniversary of the grant date and the remainder will vest in equal monthly installments thereafter over the next three years. The restricted stock units will vest in three annual installments over the next three years.

Severance and Change of Control Payments and Benefits

Each of our named executive officers is entitled to benefits under the 2018 Plan and certain of their equity award agreements upon a termination of employment upon certain circumstances or upon the occurrence of a change in control. These benefits are described under “Outstanding Equity Awards at Fiscal-Year End” below. Each of Mr. Army and Mr. Landry is also entitled to severance benefits under his employment agreement or offer letter, as applicable, and as described above under “Agreements with our Named Executive Officers.” Under French labor law, Mr. Ramade is entitled to severance benefits that are due in all cases of termination of employment unless his employment is terminated for gross or severe misconduct. These benefits include a notice period that is presently equal to three months (but which could extend up to six months over time as Mr. Ramade ages and accrues additional service time with us) and a severance indemnity payment that is presently equal to 1/4 of his average monthly compensation (inclusive of salary, commissions, and benefits in kind) per year of service for the first seven years of service (i.e. in case of a qualifying termination prior to May 2023). If Mr. Ramade’s contract is terminated after seven years of service with us, then the severance benefits will be equal to (i) 1/5 of his monthly average compensation (inclusive of salary, commissions, and benefits in kind) for the first seven years and (ii) 3/5 of his average compensation for year eight and each additional year thereafter. Additionally, we would be required to pay Mr. Ramade 60% of his prior monthly compensation for each month that we wish to enforce Mr. Ramade’s 12-month non-competition clause.

Employee and Retirement Benefits

We currently provide broad-based health and welfare benefits that are available to all of our U.S. employees, including Messrs. Army and Landry, including health, life, disability, vision, and dental insurance. In addition, we maintain a 401(k) retirement plan for our full-time U.S. employees. The 401(k) plan permits us to make discretionary employer contributions, and in 2020, we made contributions in the amount of up to $1,000 per plan participant, which amount will increase to $2,000 for 2021. Other than the 401(k) plan, we do not provide any qualified retirement or deferred compensation benefits to our employees, including our named executive officers. Our U.S. employees are also eligible to participate in the Vapotherm, Inc. 2018 Employee Stock Purchase Plan.

With respect to Mr. Ramade, we currently contribute to state-mandated health, death, and disability insurance and pension schemes and arrangements, in each case, in accordance with French law.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Outstanding Equity Awards as of 2020 Fiscal Year-End

The table below summarizes the aggregate outstanding equity awards, consisting of stock option, restricted stock, and restricted stock unit awards, held by our named executive officers as of December 31, 2020.

	Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares Or Units of Stock That Have Not Vested (#)		Market Value of Shares Or Units of Stock That Have Not Vested(3) ($)
Joseph Army(4)	01/17/2018	—	—		—	—	41,276	(5)	1,108,673
	01/11/2019	34,199	37,175	(6)	17.15	01/11/2029	—		—
	01/01/2020	—	182,650	(7)	12.16	01/01/2030	—		—
	01/01/2020	—	60,267	(8)	12.16	01/01/2030	—		—

John Landry	01/17/2018	—	—		—	—	7,535	(5)	202,390
	01/11/2019	13,425	14,600	(6)	17.15	01/11/2029	—		—
	01/01/2020	—	79,550	(7)	12.16	01/01/2030	—		—
	01/01/2020	—	26,000	(8)	12.16	01/01/2030	—		—
	07/01/2020	—	—		—	—	3,750	(9)	100,725

Gregoire Ramade	07/18/2018	52,458	—		3.78	07/18/2028	—		—
	07/18/2018	8,994	754	(10)	3.78	07/18/2028	—		—
	07/18/2018	11,067	4,130	(11)	3.78	07/18/2028	—		—
	01/23/2019	5,879	6,400	(6)	16.34	01/23/2029	—		—
	01/01/2020	—	32,700	(7)	12.16	01/01/2030	—		—
	01/01/2020	—	11,375	(8)	12.16	01/01/2030	—		—
	09/01/2020	—	—		—	—	2,400	(12)	64,464

(1)

All equity awards were granted under and are subject to the terms and conditions of our 2018 Plan, except for awards granted prior to October 2018, which were granted under and are subject to the terms and conditions of our 2015 Plan. In addition, all equity awards granted to Mr. Ramade are granted under and are subject to the terms and conditions of a French Qualifying Subplan. With respect to equity awards granted under the 2018 Plan, if a change in control of the Company occurs and if the acquirer in a change of control does not offer a plan participant a substantially similar job and equity grant, all unvested equity awards held by such participant would accelerate and vest, and all unvested performance awards held by such participant (if any) would accelerate and vest and be paid out for the entire performance period based on the higher of target or actual performance.

(2)	The exercise price of the stock options is the fair market value of our common stock on the grant date, as determined by our Board of Directors.
(3)	Based on the closing price of a share of our common stock on December 31, 2020 ($26.86).
(4)	Does not include stock options and restricted stock units held by Mr. Army’s spouse, who is also an employee of the Company (see “Security Ownership of Certain Beneficial Owners and Management”).
(5)

This restricted stock award was granted with performance- and time-based vesting conditions with respect to the year in which the restricted stock was granted, based on the achievement of worldwide revenue and gross margin goals for such year, as measured on a weighted average basis, with 65% of the Company’s overall performance determined based on the achievement of a worldwide revenue goal and 35% based on the achievement of a worldwide gross margin goal. To the extent vested based on performance, 25% of the shares of restricted stock was eligible to vest on the first anniversary of the grant date and 1/36 of the remainder is eligible to vest monthly thereafter over the next three years, subject to the named executive officer’s continued employment through each such date. Additionally, 50% of any then-unvested shares of restricted stock will vest if the named executive officer’s employment with the Company terminates due to his death or disability or upon the occurrence of a change in control (as defined under our 2015 Plan).
(6)

This stock option was granted with performance- and time-based vesting criteria whereby between 0% and 100% of the shares subject to the award (determined using straight line interpolation) vested based on the Company’s achievement of certain worldwide revenue and gross margin goals for 2019, as measured on a weighted average basis, with 65% determined based on the achievement of the worldwide revenue goal and 35% based on the achievement of the worldwide gross margin goal. To the extent vested based on performance, 25% of the shares subject to the option was scheduled to vest on the first anniversary of the grant date and the remainder is scheduled to vest in equal monthly installments thereafter over the three years thereafter, subject to the named executive officer’s continued employment or service through such date. Additionally, if the named executive officer’s employment is terminated due to his death or disability or there occurs a change in control (as defined under our 2018 Plan), 50% of the then-unvested shares subject to the options that are eligible to time-vest will vest. With respect to the performance-based stock options granted in 2019, 35% of each award granted vested based on performance.

(7)

This stock option is eligible to vest as to 25% of the underlying shares on January 1, 2021, and thereafter, as to the remaining 75% of underlying shares, in 36 monthly installments, subject to the named executive officer’s continued employment or service through such date. Additionally, if the named executive officer’s employment is terminated due to his death or disability or there occurs a change in control (as defined under our 2018 Plan), 50% of the then-unvested shares subject to the options that are eligible to time-vest will vest.

(8)

This stock option was granted with performance- and time-based vesting criteria whereby between 0% and 100% of the shares subject to the award (determined using straight line interpolation) vested based on the Company’s achievement of certain worldwide revenue and gross margin goals for 2020, as measured on a weighted average basis, with 65% determined based on the achievement of the worldwide revenue goal and 35% based on the achievement of the worldwide gross margin goal. To the extent vested based on performance, 25% of the shares subject to the option was scheduled to vest on the determination date (January 20, 2021) and the remainder is scheduled to vest in equal monthly installments thereafter over the three years thereafter, subject to the named executive officer’s continued employment or service through such date. Additionally, if the named executive officer’s employment is terminated due to his death or disability or there occurs a change in control (as defined under our 2018 Plan), 50% of the then-unvested shares subject to the options that are eligible to time-vest will vest. With respect to performance-based stock options granted in 2020, 100% of each award granted vested based on performance.

(9)	This restricted stock unit award is eligible to vest with respect to 100% of the shares on July 1, 2023, subject to Mr. Landry’s continued employment or service through such vesting date.
(10)

This stock option was eligible to vest with respect to 29% of the shares on October 18, 2018 and thereafter, is scheduled to vest as to the remaining 71% of the underlying shares, in 36 monthly installments, subject to Mr. Ramade’s continued employment or service through each such date.

(11)

This stock option was granted with performance- and time-based vesting criteria whereby between 0% and 100% of the shares (determined using straight line interpolation) vested based on the Company’s achievement of certain worldwide revenue and gross margin goals for 2018, as measured on a weighted average basis, with 65% determined based on the achievement of the worldwide revenue goal and 35% based on the achievement of the worldwide gross margin goal. To the extent vested based on performance, 25% of the shares subject to the option was scheduled to vest on the first anniversary of the grant date and the remainder is scheduled to vest in equal monthly installments thereafter for the three years thereafter, subject to Mr. Ramade’s continued employment or service through each such date.

(12)	This restricted stock unit award is eligible to vest with respect to 100% of the shares on September 1, 2023, subject to Mr. Ramade’s continued employment or service through such vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below provides information about our common stock that may be issued under our equity compensation plans as of December 31, 2020. Our equity compensation plans as of December 31, 2020 were the Vapotherm, Inc. 2018 Equity Incentive Plan, the Vapotherm, Inc. 2015 Stock Incentive Plan, the Vapotherm, Inc. 2005 Stock Incentive Plan and the Vapotherm, Inc. 2018 Employee Stock Purchase Plan.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,994,826	(1)(2)	$12.15	(3)	1,381,766	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	1,994,826		$12.15		1,381,766

(1)

Amount includes 1,526,739 shares of our common stock issuable upon the exercise of stock options and 228,489 shares of our common stock issuable upon the vesting and settlement of restricted stock units granted under the 2018 Plan, and 239,598 shares of our common stock issuable upon the exercise of stock options granted under the 2015 Plan and the 2005 Plan, in each case assuming maximum levels of achievement for any performance-based awards. The actual number of shares that will be issued under performance-based awards is determined by the level of achievement of the performance goals.

(2)

Excludes employee stock purchase rights accruing under the Vapotherm, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). Under such plan, each eligible employee may purchase up to 5,000 shares of our common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair value of our common stock on the first trading day of the offering period or (ii) the fair value of our common stock on the last trading day of the offering period.

(3)	Not included in the weighted-average exercise price calculation are 228,489 restricted stock unit awards.
(4)

Amount includes 891,469 shares of our common stock remaining available for future issuance under the 2018 Plan and 490,297 shares available at December 31, 2020 for future issuance under the 2018 ESPP. No shares remain available for grant under the 2015 Plan or the 2005 Plan since such plans have been terminated with respect to future grants.

The 2018 ESPP contains an “evergreen” provision which provides that on each January 1st from January 1, 2020 through January 1, 2028, the number of shares of common stock available for issuance under the 2018 ESPP will automatically increase annually in an amount equal to the lesser of (i) 1% of outstanding shares of our common stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by our board of directors on or prior to such date, up to a maximum of 1,741,300 shares in the aggregate.

The 2018 Plan contains an “evergreen” provision which provides that on each January 1st from January 1, 2019 through January 1, 2028, the number of shares of common stock available for issuance under the 2018 Plan will automatically increase annually in an amount equal to the lesser of (i) 4% of outstanding shares of our common stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by our board of directors on or prior to such date.

Anti-Hedging and Pledging Policy

Since there is a heightened legal risk and the potential appearance of improper or inappropriate conduct if directors, officers and other employees engage in certain types of transactions in our securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, our Insider Trading Policy provides that any person covered by our Insider Trading Policy may not engage in any of the following transactions:

•

Short Sales. Short sales of our securities may evidence an expectation on the part of the seller that the securities will decline in value, and therefore might signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to improve the Company’s performance. For these reasons, direct and indirect short sales of our securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits executive officers and directors from engaging in short sales. Short sales arising from certain types of hedging transactions are also governed by the paragraph below entitled “Hedging Transactions.”

•

Publicly Traded Options. Given the relatively short term of publicly traded options, transactions in options may create the appearance that a director, officer or other employee or person subject to our Insider Trading Policy is trading based on material nonpublic information and focus such person’s attention on short-term performance at the expense of our long-term objectives. Accordingly, transactions in put options, call options or other derivative securities involving our securities on an exchange or in any other organized market are prohibited.

•

Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or other employee or person subject to our Insider Trading Policy to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or other employee or person subject to our Insider Trading Policy may no longer have the same objectives as our other shareholders. Therefore, directors, officers and other employees and other persons subject to our Insider Trading Policy are prohibited from engaging in any such transactions.

•

Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors, officers and other employees and persons subject to our Insider Trading Policy are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

•

Standing and Limit Orders. Standing and limit orders (except standing and limit orders under Rule 10b5-1 plans) create heightened risks for insider trading violations, similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result, the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information. We therefore discourage placing standing or limit orders on our securities other than pursuant to a Rule 10b5-1 plan. If a person subject to our Insider Trading Policy determines that they must use a standing order or limit order, that person must contact our Compliance Officer for clearance to place the order.

DIRECTOR COMPENSATION

Director Compensation Program

Our non-employee directors receive an annual cash retainer for service to our Board of Directors and an additional annual cash retainer for service on any Board committee or for serving as the chair of our Board of Directors or any of its committees, in each case, typically prorated for partial years of service. Our non-employee directors also receive initial and annual equity awards. During 2020, we changed the equity award portion of our non-employee director compensation policy, as described in more detail below. Our non-employee directors are also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee on which they serve.

Annual Cash Compensation

The annual cash retainers for 2020 are set forth in the table below. The Board Chairman retainer is in lieu of the Board member retainer and each of the Board committee Chair retainers is in lieu of the Board committee member retainer. During 2020, our Board maintained a Finance Committee, which later converted to a Strategic Transactions Committee.

($)
Board Member Retainer	40,000
Board Chairman Retainer	80,000
Audit Committee Member Retainer	10,000
Audit Committee Chair Retainer	20,000
Compensation Committee Member Retainer	7,500
Compensation Committee Chair Retainer	15,000
Nominating and Corporate Governance Committee Member Retainer	5,000
Nominating and Corporate Governance Committee Chair Retainer	10,000
Finance Committee Member Retainer	5,000
Finance Committee Chair Retainer	10,000
Strategic Transactions Committee Member Retainer	5,000
Strategic Transactions Committee Chair Retainer	10,000

All cash retainers are paid quarterly, in arrears, or upon the earlier departure of the non-employee director.

During 2020, each non-employee director could elect, on a quarterly basis, to receive fully vested shares of our common stock in lieu of the portion of his or her annual cash retainers that he or she was eligible to receive for the applicable quarter. If a non-employee director so elected, the number of shares of our common stock to be issued was determined by dividing the cash retainer(s) the non-employee director was eligible to receive for the applicable quarter by the fair market value (as defined in our 2018 Plan) of a share of our common stock on the date that the cash retainer(s) would otherwise have been paid, rounded down to the nearest whole share. Any election to receive our common stock in lieu of a cash retainer was approved by the Compensation Committee in advance. Five of our directors elected to received fully vested shares of our common stock in lieu of their annual cash retainers for at least one quarter during 2020. This election has been revised for 2021 such that non-employee directors have the option to make a one-time annual election to receive fully vested shares of our common stock in lieu of his or her annual cash retainers.

Annual Equity-Based Compensation

Historically, under our non-employee director compensation policy, each non-employee director who was first elected to our Board of Directors was granted an option to purchase 14,250 shares of our common stock, such option to vest in equal installments on each of the first three anniversaries of the grant date, generally subject to the non-employee director’s continued service through the applicable vesting date. In addition, on the date of the first Board meeting following each annual meeting of our stockholders, each non-employee director was granted an option to purchase 9,500 shares of our common stock, such option to vest in full on the earlier of the first anniversary of the grant date or the date of the following annual meeting of our stockholders, in each case, subject to the non-employee director’s continued service through the applicable vesting date. Any non-employee director who was first elected to our Board during the calendar year of such annual meeting was instead granted a prorated option that was calculated by multiplying 9,500 by a fraction, the numerator of which was the number of full months the non-employee director served on our Board during the calendar year prior to the next annual meeting of stockholders and the denominator of which was 12. All options granted to our non-employee directors have a per share exercise price equal to the fair market value of a share of our common stock on the grant date, expire not later than 10 years after the grant date and will vest in full upon the non-employee director’s death or a change in control.

On January 29, 2020, Lance Berry joined our Board and on such date was granted an initial option to purchase 14,250 shares of our common stock. These options have a ten-year term, an exercise price of $10.60 per share, and will vest in equal installments on each of the first three anniversaries of the grant date, subject to Mr. Berry’s continued service through the applicable vesting date.

On August 29, 2020, our Board, upon recommendation of the Compensation Committee, revised the non-employee director compensation policy to allow for non-employee director initial and annual equity awards to take the form of restricted stock units or stock options (or a combination thereof), in the discretion of the Compensation Committee, to award non-employee directors initial equity awards and annual equity awards based on a pre-determined grant date award value rather than a fixed number of shares, and to clarify the calculation of proration as it relates to annual equity retainer awards for newly elected non-employee directors. The non-employee director initial equity awards have a value of $187,500 and the non-employee director annual equity awards have a value of $125,000. All equity awards granted to our non-employee directors will continue to vest in full upon the non-employee director’s death or a change in control.

On September 1, 2020, all of our non-employee directors at that time received an annual equity award with a value of $125,000 in the form of 4,118 restricted stock units. These restricted stock units will vest on the earlier of the first anniversary of the grant date or the date of the 2021 annual meeting of our stockholders (currently scheduled for June 22, 2021), in each case, subject to the non-employee director’s continued service through the vesting date.

On October 21, 2020, Donald Spence joined our Board and on such date was granted an initial equity award with a value of $187,500 in the form of 6,119 restricted stock units. These restricted stock units will vest in equal installments over three years from the grant date, subject to Mr. Spence’s continued service through the applicable vesting date. Mr. Spence also received a prorated annual equity award with a value of approximately $83,300 in the form of 2,719 restricted stock units. These restricted stock units will vest on the earlier of the first anniversary of the grant date or the date of the 2021 annual meeting of our stockholders (currently scheduled for June 22, 2021), in each case, subject to Mr. Spence’s continued service through the vesting date.

Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2020. Mr. Army is a named executive officer who does not receive additional compensation for his service as a director, and therefore is not included in the table below.

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3)(4) ($)	Option Awards(5)(6) ($)	Total ($)
Neal Armstrong(7)	5,164	—	—	5,164
Anthony Arnerich	48,750	124,981	—	173,731
Lance Berry(8)	63,750	199,824	109,953	373,527
Marina Hahn	47,500	124,981	—	172,481
James Liken	90,000	124,981	—	214,981
Geoff Pardo(9)	41,250	124,981	—	166,231
Craig Reynolds(9)	45,000	124,981	—	169,981
Donald Spence(10)	12,760	270,796	—	283,556
Elizabeth Weatherman	60,000	124,981	—	184,981

(1)	Since cash retainers are paid quarterly, in arrears, or earlier upon a director’s resignation, the amounts represent retainer fees earned during 2020.
(2)

Each of the directors named below elected to convert all or a portion of their annual cash retainers into the number of shares of our common stock set forth below, which number of shares received was based on the closing price of our common stock on the date the Compensation Committee approved the grants, which is the same date that the cash retainers otherwise would have been paid.

Name	First Quarter (April 15, 2020 - $18.04)	Second Quarter (July 15, 2020 - $50.09)	Third Quarter (October 14, 2020 - $29.95)	Fourth Quarter (January 20, 2021 - $31.98)
Anthony Arnerich	658 shares	237 shares	396 shares	441 shares
Marina Hahn	—	—	—	371 shares
James Liken	1,247 shares	449 shares	751 shares	703 shares
Donald Spence	—	—	—	399 shares
Elizabeth Weatherman	831 shares	299 shares	500 shares	469 shares

(3)

The amounts reported represent the aggregate grant date fair value of restricted stock unit awards granted to the non-employee directors in 2020, calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. On September 1, 2020, each non-employee director was granted 4,118 restricted stock units. In addition, on September 1, 2020, Mr. Berry was granted an additional stock award representing 2,466 shares of our common stock, representing a prorated portion of his annual award from January 29, 2020 through the date of the 2020 annual meeting of stockholders, which shares were vested upon issuance. On October 21, 2020, Mr. Spence was granted 6,119 restricted stock units as an initial director award and an additional 2,719 restricted stock units, representing a prorated portion of his annual award from October 21, 2020 through the date of the 2021 annual meeting of stockholders. The amounts reported in this column reflect the accounting costs for the restricted stock unit awards and do not reflect the actual economic value that may be received by the director upon any sale of the underlying shares of common stock.

(4)	The table below shows the aggregate number of unvested stock awards held as of December 31, 2020 by each director listed in the above table.

Name	Number of Shares of Common Stock Underlying Unvested Stock Awards
Neal Armstrong	0
Anthony Arnerich	4,118
Lance Berry	4,118
James Liken	4,118
Marina Hahn	4,118
Geoff Pardo	0
Craig Reynolds	0
Donald Spence	8,838
Elizabeth Weatherman	4,118

(5)

The amounts reported represent the aggregate grant date fair value of stock options awarded to the non-employee directors in 2020, calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. On January 29, 2020, Mr. Berry received an initial option to purchase 14,250 shares of our common stock. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 15 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting costs for the stock options and do not reflect the actual economic value that may be received by the director upon the exercise of the stock options or any sale of the underlying shares of common stock.

(6)	The table below shows the aggregate number of stock options awards (exercisable and unexercisable) held as of December 31, 2020 by each director listed in the above table.

Name	Number of Shares of Common Stock Underlying Options
Neal Armstrong	0
Anthony Arnerich	23,750
Lance Berry	14,250
James Liken	9,500
Marina Hahn	21,423
Geoff Pardo	14,250
Craig Reynolds	16,887
Donald Spence	0
Elizabeth Weatherman	9,500

(7)

Mr. Armstrong resigned from our Board on January 29, 2020. Accordingly, the fees shown for Mr. Armstrong are for the period from January 1, 2020 through January 29, 2020 and reflect prorated cash retainers for the first quarter of 2020.

(8)

Mr. Berry joined our Board on January 29, 2020. Accordingly, the fees shown for Mr. Berry are for the period from January 29, 2020 through December 31, 2020. Mr. Berry received full (not prorated) cash retainers for the first quarter of 2020.

(9)

Each of Mr. Pardo and Mr. Reynolds resigned from our Board on October 21, 2020. Accordingly, the fees shown for each of Mr. Pardo and Mr. Reynolds are for the period from January 1, 2020 through October 21, 2020. However, neither Mr. Pardo nor Mr. Reynolds received any cash retainers for fourth quarter of 2020.

(10)

Mr. Spence joined our Board on October 21, 2020. Accordingly, the fees shown for Mr. Spence are for the period from October 21, 2020 through December 31, 2020 and reflect prorated cash retainers for the fourth quarter of 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2020 and discussed these statements with management and Grant Thornton LLP, our independent registered public accounting firm. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Grant Thornton LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, discussing their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Grant Thornton LLP is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Grant Thornton LLP all communications required under the standards of the Public Company Accounting Oversight Board, or the PCAOB, and the Securities and Exchange Commission including the matters required to be discussed by Grant Thornton LLP with the Audit Committee.

Grant Thornton LLP also provided the Audit Committee with the written disclosures and the letter required under the PCAOB, which requires that independent registered public accounting firms annually disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee reviewed this disclosure and discussed with Grant Thornton LLP their independence from Vapotherm.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Lance Berry, Chair

Donald Spence

Elizabeth Weatherman

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2019 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.”

August 2019 Common Stock Offering

In connection with our underwritten common stock offering in August 2019, one of our directors, Elizabeth Weatherman, and funds affiliated with Perceptive Life Sciences Master Fund, L.P., a former holder of more than 5% our common stock, purchased 30,000 and 280,000 shares of our common stock, respectively, for an aggregate purchase price of $435,000 and $4,060,000, respectively. The underwriters received the same underwriting discount from the sale of the shares of common stock to these holders as they did from other shares of our common stock sold in the offering.

Registration Rights Agreement

We are party to a tenth amended and restated registration rights agreement, or the Registration Rights Agreement, with certain holders of our common stock, which includes current and former holders of more than 5% of our capital stock and certain of our directors (or, in some cases, entities affiliated therewith). The Registration Rights Agreement imposes certain affirmative obligations on us, and also grants certain rights to the holders, including certain registration rights with respect to the registrable securities held by them.

Director and Officer Indemnification and Insurance

We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Person Transactions Policy

Our Board of Directors has adopted a written related person transactions policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year, the Company or any of its subsidiaries is a participant and any related person has or will have a direct or indirect interest. In reviewing and approving any such transactions, our Audit Committee is tasked with taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee will periodically review and assess ongoing relationships.

PROPOSAL 2

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Proposed Advisory Approval of Our Executive Compensation

Our Board of Directors is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or Dodd-Frank Act, and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement, including in the accompanying compensation tables and the corresponding narrative discussion and footnotes.

Because we no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, this is our first year holding a say-on-pay vote in connection with our annual meeting of stockholders. In addition, at the annual meeting, our stockholders have the opportunity in Proposal 3 to indicate whether they prefer that we hold future advisory votes on executive compensation every one year, two years, three years, or they may abstain from this vote.

Why You Should Vote in Favor of our Say-on-Pay Vote

The “Executive Compensation” section describes our executive compensation program and the executive compensation decisions made by our Compensation Committee in 2020 in more detail. Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus stockholder value, by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay-for-performance.

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

	What We Do	What We Don’t Do
✓	Maintain a competitive compensation package	✗	No guaranteed salary increases
✓	Structure our executive officer compensation so that a significant portion of pay is at risk	✗	No repricing of stock options unless approved by stockholders
✓	Use a mix of performance measures	✗	No discretionary bonuses
✓	Emphasize long-term performance in our equity-based incentive awards	✗	No pledging, short sales or derivative transactions in Vapotherm stock, including hedges
✓	Require minimum vesting periods on equity awards	✗	No excise or other tax gross-ups
✓	Use independent compensation consultant	✗	No excessive perquisites

Proposed Resolution

Our Board recommends that our stockholders vote in favor of our advisory vote on our executive compensation as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the

“Executive Compensation,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not ultimately voting to approve or disapprove the recommendation of our Board. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our Compensation Committee and our Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Our stockholders have an opportunity this year to vote on the frequency of future advisory votes on executive compensation. Assuming our stockholders indicate a preference to hold a say-on-pay vote every one year, our Board has determined that we will conduct an advisory vote on executive compensation on an annual basis, which means the next say-on-pay vote would occur in 2022 in connection with next year’s annual meeting.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of our common stock who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to approve our executive compensation.

Board Recommendation

Our Board unanimously recommends that stockholders vote FOR the approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

Our Board of Directors Recommends a Vote FOR Proposal 2	☑

PROPOSAL 3

ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposed Advisory Approval of the Frequency of Future Say-on-Pay Votes

Our Board of Directors is providing our stockholders with an advisory vote on the frequency of future advisory votes on executive compensation, or say-on-pay votes, such as that provided for in Proposal 2. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. Prior to this year, we were exempt from submitting a say-on-pay proposal to the vote of our stockholders as a result of our “emerging growth company” status under the JOBS Act. At the annual meeting, our stockholders may indicate whether they prefer that we hold a say-on-pay vote every one year, two years, three years, or they may abstain from this vote.

Our Board, upon recommendation of the Compensation Committee, recommends a say-on-pay vote frequency of every one year. We have determined that a say-on-pay vote every one year is the best approach for our Company and stockholders for a number of reasons, including:

•	It is consistent with the preference of many of our stockholders.

•	It allows our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement each year.

•	It is consistent with our review of core elements of our executive compensation program annually.

•	It is consistent with our efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.

Stockholders are not voting to approve or disapprove the recommendation of our Board. Instead, stockholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.

The option of every one year, two years or three years that receives the highest number of votes cast by stockholders will reflect the frequency for future say-on-pay votes that has been selected by stockholders. As this is an advisory vote, the outcome of the vote is not binding on us, and our Compensation Committee and Board may decide that it is in the best interests of our company and stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders. However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal, and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on our executive compensation.

Required Vote of Stockholders

The choice of frequency that receives the greatest number of votes will be considered the preference of our stockholders with respect to the proposal to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on our executive compensation.

Board Recommendation

Our Board unanimously recommends that stockholders vote for a frequency of every “ONE YEAR”, on an advisory basis, for future advisory votes on executive compensation.

Our Board of Directors Recommends a Vote for a Frequency of ONE YEAR	☑

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of our Board has selected the firm of Grant Thornton LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment.

We are not required to have the stockholders ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider the retention of Grant Thornton LLP, but ultimately may decide to retain Grant Thornton LLP as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Before selecting Grant Thornton LLP, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Grant Thornton LLP in all of these respects. The Company has been advised by Grant Thornton LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Grant Thornton LLP served as the independent registered public accounting firm for the Company with respect to the audits of the Company’s consolidated financial statements for 2020 and has been engaged by the Audit Committee to serve as independent registered public accounting firm for the Company with respect to the audits of the Company’s consolidated financial statements for 2021. Representatives of Grant Thornton LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees and Services

Audit and other fees billed to us by Grant Thornton LLP for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Audit Fees	$690,829	$425,775
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$690,829	$425,775

Audit Fees. Audit fees consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements. Beginning in 2020, audit fees also included fees for the audit of the effectiveness of our internal control over financial reporting. Audit fees for 2020 include fees for professional services rendered in connection with our registration statement on Form S-8, the audit of our 2020 financial statements and our acquisition of HGE Health Care Solutions, LLC. Audit fees for 2019 include fees for professional services rendered in connection with our registration statements on Form S-1, Form S-3 and Form S-8 and amendments thereto, the audit of our 2019 financial statements and our acquisition of Solus Medical.

Audit-Related Fees. Audit-related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred during 2020 or 2019.

Tax Fees. Tax fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred in 2020 or 2019.

All Other Fees. All other fees may consist of fees related to online research software. There were no such fees incurred in 2020 or 2019.

Pre-Approval Policies and Procedures

The Audit Committee of our Board (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approves all services proposed to be performed for the Company or any of our subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or our subsidiaries. The Audit Committee of our Board (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approved all of the services of Grant Thornton LLP that were covered by the fees described above.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of our common stock who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of Grant Thornton LLP.

Board Recommendation

Our Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Our Board of Directors Recommends a Vote FOR Proposal 4	☑

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports showing ownership of and changes in ownership of our common stock and other equity securities. On the basis of information submitted by our directors and executive officers, we believe that our directors and executive officers timely filed all required Section 16(a) filings for fiscal year 2020 other than as noted below.

Geoff Pardo filed one late Form 4 with respect to a transaction on September 1, 2020. Joseph Army filed two late Form 4s with respect to a transaction on January 20, 2020 and January 20, 2021. John Landry and Gregoire Ramade each filed one late Form 4 with respect to a transaction on January 20, 2021. James Liken filed one late Form 4 with respect to a transaction on September 1, 2020. 3x5 Partners, LLC and its managing member reported two late Form 4 transactions on a Form 5 with respect to a transaction on each of August 2, 2019 and September 11, 2019.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement for our 2022 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Senior Vice President, General Counsel and Secretary, at Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833 no later than December 30, 2021.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to Senior Vice President, General Counsel and Secretary, at Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833. To be timely for the 2022 Annual Meeting of Stockholders, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if there was no annual meeting in the prior year or if the current year’s annual meeting is more than 30 days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. In this regard, we must receive the stockholder’s notice no earlier than February 22, 2022 and no later than March 24, 2022. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2022 Annual Meeting of Stockholders.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless contrary instructions have been received. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us at (603) 658-0011 or send your request in writing to us at the following address: 100 Domain Drive, Exeter, NH 03833, Attention: Senior Vice President, General Counsel and Secretary.

ANNUAL REPORT

Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s annual report to stockholders a copy of the Company’s Annual Report on Form 10-K which was required to be filed with the Securities and Exchange Commission for the year ended December 31, 2020. Please address all requests to:

James Lightman

Senior Vice President, General Counsel and Secretary

Vapotherm, Inc.

100 Domain Drive

Exeter, NH 03833

DIRECTIONS TO ANNUAL MEETING

The annual meeting will be held at our corporate office located at 100 Domain Drive, Exeter, NH 03833, Stockholders are permitted to park in the east lot at our corporate office. After exiting Route 101, turn onto Marin Drive to enter the office park. After entering the office park, take your first left onto Domain Drive and then your next left following the Vapotherm Visitor sign. At the fork, head left following the Vapotherm Main Entrance sign. Guest parking spots are located in front of the building.

Your vote is important. Please promptly vote your shares of Vapotherm common stock by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

James Liken
Chairman of the Board

April 29, 2021

Exeter, New Hampshire

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/VAPO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-229-4366 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Vapotherm, Inc. Annual Meeting of Stockholders For Stockholders as of April 26, 2021

TIME:	Tuesday, June 22, 2021 10:00 AM, Eastern Time

PLACE:	Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Joseph Army, John Landry, and James Lightman, or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, to vote all the shares of common stock of Vapotherm, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2, ONE YEAR IN ITEM 3 AND FOR THE PROPOSAL IN ITEM 4. THE PROXY WILL VOTE IN HIS DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Employees who have exercised options and are holding shares with Shareworks will need to submit their vote by 11:59 PM Eastern Time on June 17, 2021.

As part of our precautions regarding COVID-19, we are planning for the possibility that the annual meeting may be held at a different venue or solely by means of virtual communication. If we take this step, we will publicly announce the decision to do so in advance, and details on how to participate will be posted on our website at www.vapotherm.com and filed with the Securities and Exchange Commission as additional proxy materials.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Vapotherm, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 4

ONE YEAR, ON AN ADVISORY (NON-BINDING) BASIS, FOR THE FREQUENCY OF FUTURE ADVISORY

VOTES ON EXECUTIVE COMPENSATION

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect two (2) directors, each to serve until the 2024 annual meeting of our stockholders.	FOR	AGAINST	ABSTAIN
1.01 Lori Knowles	☐	☐	☐		FOR

1.02 Mary Beth Moynihan	☐	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. To approve, on an advisory (non-binding) basis, our executive compensation.	☐	☐	☐		FOR

	1YR	2YR	3YR	ABSTAIN
3. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	ONE YEAR

	FOR	AGAINST	ABSTAIN
4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	☐	☐	☐		FOR
NOTE: To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

☐  Check here if you would like to attend the meeting in person.

    Authorized Signatures - This section must be completed for your Instructions to be executed.

    Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.

    Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date